Exhibit 99.1

EFJ, Inc. Reports Continued Growth for the Second Quarter of 2005

Irving, TX – August 2, 2005 – EFJ, Inc. (NASDAQ: EFJI) today announced second quarter 2005 revenue of $19.9 million. This represents a 13% increase from revenue of $17.6 million in the second quarter of 2004.

For the second quarter of 2005, the company reported a net income of $0.3 million or $0.02 per diluted share. This includes a non-cash benefit of $0.1 million, or $0.1 per share, to reflect the variable accounting treatment of re-priced options. In the second quarter of 2004, the company reported a net loss of $1.5 million or $0.08 loss per share, which included a non-cash expense of $3.4 million or $0.18 per share, to reflect the variable accounting treatment of re-priced stock options.

For the first six months of 2005 revenue was $44.0 million. This represents an 11% increase from revenue of $39.8 million for the same period in 2004. Net income for the first six months of 2005 was $5.5 million or $0.29 per diluted share which includes a non-cash benefit of $0.5 million, or $0.2 per diluted share to reflect the variable accounting treatment of re-priced options. For the first six months of 2004 the company reported net income of $1.5 million or $0.08 per diluted share, which includes a non-cash expense of $2.3 million or $0.12 per diluted share to reflect the variable accounting treatment of re-priced options.

“Our backlog increased to $19 million at the end of the second quarter compared to $11.4 million for the same period a year ago, signaling continued strength in our orders from first responders for our digital wireless products and solutions,” stated Michael E. Jalbert, EFJ, Inc. chairman and chief executive officer. “Additionally, our private wireless communication products and systems showed solid gross margin improvement in the second quarter of 2005,” added Jalbert.

“As we indicated earlier this year, EFJohnson faced many challenges in the first half of 2005 including the move from Minnesota to Texas, the integration of our new RF modules into our digital product offering and the release of our IP25 trunking solution. We have finished the move to Texas and we have substantially completed the integration of our new RF modules into our product offering. We also hit a major milestone with shipping our IP25 VoIP trunked system solution in June. We are excited about the market opportunity this new product brings to EFJohnson. We look forward to continued improvement in our gross margins as well as in our operating expenses at EFJohnson for the remainder of 2005,” stated Jalbert.

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2005 Outlook

“We reaffirm our 2005 annual guidance of consolidated revenues between $95 to $100 million, with diluted pro forma earnings per share between $0.50 and $0.56. Fluctuations will continue in our revenue and earnings for 2005 as the timing of orders will vary from quarter to quarter,” added Jalbert.

Conference Call and Web Cast

The Company announced on July 21, 2005 that it has scheduled an investor conference call for today, August 2, 2005, at 9:00 a.m. Eastern Time. The call will be available via 800-967-7140. Participants are urged to call in to the conference call at least 10 minutes prior to the start time. Replays of the call will be available starting at 12:00 Noon EDT on Tuesday, August 2nd and continuing until 12:00 Midnight Monday August 8, 2005. The replay number is 888-203-1112, and the reservation number is 7431515.

The call will be accessible via webcast at www.vcall.com by clicking EFJI under “Today’s VCalls.” Investors are advised to go to the website at least 15 minutes prior to the call to register, download and install any necessary audio software. The call will be archived for 30 days.

About EFJ, Inc.

EFJ, Inc. is the Irving, TX based parent company to industry-leading wireless telecommunications solutions businesses. EFJ, Inc. is home to the EFJohnson Company, one of the first developers of Project 25 mobile communications products compliant with federal government interoperability standards, and Transcrypt International, a leader in secure voice communication solutions. For more information, visit http://www.efji.com.

Safe Harbor

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among other things, expectations on revenues, net income, gross margins and operating expenses. These forward-looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to a number of risk factors including, but not limited to, the percentage of backlog which is filled during the quarter, the level of demand for the Company’s products and services, the timely procurement of necessary manufacturing components, the timing of future product development, the successful transfer of manufacturing to our outsource partners, the actual operational expense experienced, dependence on continued funding of governmental agency programs, the successful integration of the Company’s RF module into its radio products, and other risks detailed in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

Investor Relations contact:

Jim Stark

972-819-0900

jstark@efji.com

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EFJ, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

For the three and six months ended June 30, 2005 and 2004

(Unaudited and in thousands, except share and per share data)

	THREE MONTHS ENDED JUNE 30,		SIX MONTHS ENDED JUNE 30,
	2005	2004	2005	2004
Revenues	$19,855	$17,571	$44,016	$39,815
Cost of sales	9,847	8,554	18,685	22,240

Gross profit	10,008	9,017	25,331	17,575

Operating expenses:
Research and development	4,424	2,694	8,393	5,270
Sales and marketing	2,332	2,090	5,286	4,336
General and administrative, inclusive of non-cash stock option repricing (benefit) expense adjustment of $(125) and $(520) for the three and six months ended June 30, 2005, respectively, and $3,398 and $2,311 for the three and six months ended June 30, 2004, respectively; and facility relocation expenses of $439 and $909 for the three and six months ending June 30, 2005, respectively, and $401 for each of the three and six months ended June 30, 2004	3,010	5,672	6,216	6,359

Total operating expenses	9,766	10,456	19,895	15,965

Income (loss) from operations	242	(1,439)	5,436	1,610
Other income (expense)	(1)	4	3	(5)
Interest income	75	9	137	20
Interest expense	(21)	(35)	(38)	(91)

Income (loss) before income taxes	295	(1,461)	5,538	1,534
Income tax provision	—	—		—

Net income (loss)	$295	$(1,461)	$5,538	$1,534

Net income (loss) per share – Basic	$0.02	$(0.08)	$0.30	$0.09

Net income (loss) per share – Diluted	$0.02	$(0.08)	$0.29	$0.08

Weighted average common shares – Basic	18,518,964	17,716,875	18,416,004	17,650,585

Weighted average common shares – Diluted	18,848,032	17,716,875	18,809,639	18,840,271

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EFJ, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2005 and December 31, 2004

(in thousands, except share data)

	JUNE 30, 2005	DECEMBER 31, 2004
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,291	$9,484
Accounts receivable, net of allowance for returns and doubtful accounts of $205 and $256, respectively	13,765	18,296
Notes and other receivables	2,306	2,384
Cost in excess of billings on uncompleted contracts	3,401	1,638
Inventories	16,961	13,043
Deferred income taxes	3,000	3,000
Prepaid expenses	895	721

Total current assets	50,619	48,566

Property, plant and equipment, net	4,014	3,494
Deferred income taxes, net of current portion	11,000	11,000
Intangible assets, net of accumulated amortization	6,743	6,746
Other assets	491	513

TOTAL ASSETS	$72,867	$70,319

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$—	$—
Current portion of long-term debt obligations	134	126
Accounts payable	8,207	8,534
Billings in excess of cost on uncompleted contracts	500	1,250
Deferred revenue	748	1,185
Accrued expenses	5,023	6,171

Total current liabilities	14,612	17,266

Long-term debt obligations, net of current portion	—	68

TOTAL LIABILITIES	14,612	17,334

COMMITMENTS AND CONTINGENCIES

Stockholders’ equity:
Preferred stock ($0.01 par value; 3,000,000 shares authorized; none issued)	—	—
Common stock ($0.01 par value; 50,000,000 voting shares authorized, 18,580,962 and 18,257,877 issued and outstanding as of June 30, 2005 and December 31, 2004, respectively	186	183
Additional paid-in capital	103,188	103,459
Accumulated deficit	(45,119)	(50,657)

TOTAL STOCKHOLDERS’ EQUITY	58,255	52,985

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$72,867	$70,319

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